SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of February 8, 2011 (this “Agreement”) by and among Hondo Minerals, Inc., a Nevada corporation (“Hondo”), a majority of the stockholders of Hondo (the “Hondo Majority Shareholders”), Tycore Ventures, Inc., a Nevada corporation (“TYCV”), and the majority stockholder of TYCV (the “TYCV Controlling Stockholder”).

WHEREAS, the Hondo Majority Shareholders own 60.38% of the issued and outstanding ordinary shares of Hondo (such shares being hereinafter referred to as the “Hondo Shares”); and

WHEREAS, (i) the Hondo Majority Shareholders and Hondo believe it is in the best interests of Hondo and its stockholders (the “Hondo Shareholders”) to exchange 22,103,000 of the issued and outstanding shares of common stock (the “Hondo Shares”) for 22,103,000 newly-issued shares of common stock, $0.001 per vale per share, of TYCV (the “TYCV Common Stock”), as set forth on Schedule I hereto which, at the time of this Agreement, represents approximately 76% of the issued and outstanding shares of TYCV Common Stock (the “TYCV Shares”), and (ii) TYCV believes it is in its best interest and the best interest of its stockholders to acquire the Hondo Shares in exchange for the TYCV Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, (i) the Hondo Shareholders and Hondo believe it is in the best interests of Hondo and its stockholders to exchange a total of 2,000,000 Class “C” Warrants to be exercised at $0.75 a share and expire on June 15, 2012, and a total of 1,000,000 Class “D” Warrants to be exercised at $1.00 a share and expire on June 15, 2012 (the “TYCV Warrants”), as set forth on Schedule II hereto; and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF HONDO SHARES FOR TYCV SHARES

Section 1.1  Agreement to Exchange Hondo Shares for TYCV Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Hondo Shareholders shall assign, transfer, convey and deliver the Hondo Shares to TYCV.  In consideration and exchange for the Hondo Shares, TYCV shall issue, transfer, convey and deliver the TYCV Shares to the Hondo Shareholders.

Section 1.2  Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. Pacific Time on the day the conditions to closing set forth in Articles V and VI herein have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

Section 1.3  Directors of TYCV at Closing Date. On the Closing Date, the board of directors of TYCV (the “TYCV Board”) shall appoint four members to the TYCV Board.

Section 1.4  Officers of TYCV at Closing Date. On the Closing Date, the TYCV Board shall appoint William Miertschin to serve as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Skip Headen as Secretary.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TYCV

TYCV represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

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Section 2.1 Corporate Organization

A.      TYCV is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of TYCV. “Material Adverse Effect” means, when used with respect to TYCV, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of TYCV, or materially impair the ability of TYCV to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

B.            Copies of the Articles of Incorporation and Bylaws of TYCV with all amendments thereto, as of the date hereof (the “TYCV Charter Documents”), have been furnished to the Hondo Shareholders and to Hondo, and such copies are accurate and complete as of the date hereof. The minute books of TYCV are current as required by law, contain the minutes of all meetings of the TYCV Board and stockholders of TYCV from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the TYCV Board and stockholders of TYCV. TYCV is not in violation of any of the provisions of the TYCV Charter Documents.

Section 2.2 Capitalization of TYCV.

A.            The authorized capital stock of TYCV consists of 75,000,000 shares authorized as Common Stock, par value $0.001, of which 6,860,000 shares of common stock are issued and outstanding, immediately prior to this Share Exchange.  There are no preferred shares issued and outstanding.

B.            All of the issued and outstanding shares of Common Stock of TYCV immediately prior to this Share Exchange are, and all shares of Common Stock of TYCV when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and have been issued free of preemptive rights of any security holder. Except with respect to securities to be issued in connection with the Private Placement, dated November 29, 2010, and to the Hondo Shareholders pursuant to the terms hereof, as of the date of this Agreement there are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any shares of TYCV’s capital stock, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to TYCV or any Common Stock, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of TYCV’s capital stock. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which TYCV is a party or by which it is bound with respect to any equity security of any class of TYCV. TYCV is not a party to, and it has no knowledge of, any agreement restricting the transfer of any shares of the capital stock of TYCV.  The issuance of all of the shares of TYCV described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of TYCV has any right to rescind or bring any other claim against TYCV for failure to comply with the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws.

C.           There are no outstanding contractual obligations (contingent or otherwise) of TYCV to retire, repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, TYCV or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other person.

Section 2.3 Subsidiaries and Equity Investments. TYCV does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

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Section 2.4 Authorization, Validity and Enforceability of Agreements. TYCV has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by TYCV and the consummation by TYCV of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of TYCV, and no other corporate proceedings on the part of TYCV are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of TYCV and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditor’s rights generally. TYCV does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Exchange Act resulting from the issuance of the TYCV Shares or securities in connection with the Private Placement.

Section 2.5  No Conflict or Violation. Neither the execution and delivery of this Agreement by TYCV, nor the consummation by TYCV of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the TYCV Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which TYCV is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which TYCV is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of TYCV’s assets, including without limitation the TYCV Shares.

Section 2.6  Agreements. Except as disclosed on documents filed with the Securities and Exchange Commission (the “Commission”), TYCV is not a party to or bound by any contracts, including, but not limited to, any:

A.            employment, advisory or consulting contract;

B.            plan providing for employee benefits of any nature, including any severance payments;

C.            lease with respect to any property or equipment;

D.            contract, agreement, understanding or commitment for any future expenditure in excess of $5,000 in the aggregate;

E.            contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, entity or organization; or

F.            agreement with any person relating to the dividend, purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement, except with respect to the TYCV Shares or the securities to be issued pursuant to the Securities Purchase Agreement.

TYCV has provided to Hondo and the Hondo Shareholders, prior to the date of this Agreement, true, correct and complete copies of each contract (whether written or oral), including each amendment, supplement and modification thereto (the “TYCV Contracts”).  The Company shall satisfy all liabilities due under the TYCV Contracts as of the date of Closing.  All such liabilities shall be satisfied or released at or prior to Closing.  Any amounts accrued post-Closing shall be the sole responsibility of Hondo.

Section 2.7  Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of TYCV, currently threatened against TYCV or any of its affiliates, that may affect the validity of this Agreement or the right of TYCV to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of TYCV, currently threatened against TYCV or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against TYCV or any of its affiliates. Neither TYCV nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by TYCV or any of its affiliates relating to TYCV currently pending or which TYCV or any of its affiliates intends to initiate.

Section 2.8  Compliance with Laws. TYCV has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

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Section 2.9  Financial Statements; SEC Filings.

A.            TYCV’s financial statements (the “Financial Statements”) contained in its periodic reports filed with the SEC have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of TYCV as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. TYCV has no material liabilities (contingent or otherwise). TYCV is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. TYCV maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

B.           TYCV has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (the “Public Reports”). Each of the Public Reports has complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Sarbanes/Oxley Act of 2002 (the “Sarbanes/Oxley Act”) and/or regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. There is no event, fact or circumstance that would cause any certification signed by any officer of TYCV in connection with any Public Report pursuant to the Sarbanes/Oxley Act to be untrue, inaccurate or incorrect in any respect. There is no revocation order, suspension order, injunction or other proceeding or law affecting the trading of TYCV’s Common Stock, it being acknowledged that none of TYCV’s securities are approved or listed for trading on any exchange or quotation system.

Section 2.10  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, TYCV Board minutes and financial and other records of whatsoever kind of TYCV have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of TYCV. TYCV maintains a system of internal accounting controls sufficient, in the judgment of TYCV, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.11  Employee Benefit Plans. TYCV does not have any “Employee Benefit Plan” as defined in the U.S. Employee Retirement Income Security Act of 1974 or similar plans under any applicable laws.

Section 2.12  Tax Returns, Payments and Elections. TYCV has filed all Tax (as defined below) returns, statements, reports, declarations and other forms and documents (including, without limitation, estimated tax returns and reports and material information returns and reports) (“Tax Returns”) required pursuant to applicable law to be filed with any Tax Authority (as defined below). All such Tax Returns are accurate, complete and correct in all material respects, and TYCV has timely paid all Taxes due and adequate provisions have been and are reflected in TYCV’s Financial Statements for all current taxes and other charges to which TYCV is subject and which are not currently due and payable. None of TYCV’s federal income tax returns have been audited by the Internal Revenue Service. TYCV has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the TYCV for any period, nor of any basis for any such assessment, adjustment or contingency. TYCV has withheld or collected from each payment made to each of its employees, if applicable, the amount of all Taxes (including, but not limited to, United States income taxes and other foreign taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax Authority. For purposes of this Agreement, the following terms have the following meanings: “Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means any and all taxes including, without limitation, (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any United States, local or foreign governmental authority or regulatory body responsible for the imposition of any such tax (domestic or foreign) (a “Tax Authority”), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period or as the result of being a transferee or successor thereof, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of any express or implied obligation to indemnify any other person.

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Section 2.13  No Debt Obligations. Upon the Closing Date, TYCV will have no debt, obligations or liabilities of any kind whatsoever other than with respect to the transactions contemplated hereby. TYCV is not a guarantor of any indebtedness of any other person, entity or corporation.

Section 2.14  No Broker Fees. No brokers, finders or financial advisory fees or commissions will be payable by or to TYCV or any of their affiliates with respect to the transactions contemplated by this Agreement.

Section 2.15  No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by TYCV to arise, between TYCV and any accountants and/or lawyers formerly or presently engaged by TYCV. TYCV is current with respect to fees owed to its accountants and lawyers.

Section 2.16 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of TYCV in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.17 Absence of Undisclosed Liabilities. Since the date of the filing of its annual report on Form 10-K for the year ended July 31, 2010, except as specifically disclosed in the Public Reports: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) TYCV has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees; (C) TYCV has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) TYCV has not made any loan, advance or capital contribution to or investment in any person or entity; (E) TYCV has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) TYCV has not suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, TYCV has not entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.18  No Integrated Offering. TYCV does not have any registration statement pending before the Commission or currently under the Commission’s review and since the Closing Date, except as contemplated under this Agreement, TYCV has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

Section 2.19  Employees.

A.            TYCV has zero employees.

B.            On the Closing Date, the TYCV Board shall appoint William R. Miertschin to serve as President, Chief Executive Officer, Chief Financial Officer, Treasurer, and Director, and Skip Headen as Secretary and Director. Ben Botello and Howard Siegel will also be Directors of the Company.  No director or officer of TYCV is a party to, or is otherwise bound by, any contract (including any confidentiality, non-competition or proprietary rights agreement) with any other person that in any way adversely affects or will materially affect (a) the performance of her duties as a director or officer of TYCV or (b) the ability of TYCV to conduct its business.

Section 2.20  No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to TYCV or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by TYCV but which has not been so publicly announced or disclosed. TYCV has not provided to Hondo, or the Hondo Shareholders, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by TYCV but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Private Placement.

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Section 2.21 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of TYCV or any of the TYCV Controlling Stockholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.22  No Assets or Real Property. Except as set forth on the most recent Financial Statements, TYCV does not have any assets of any kind.  TYCV does not own or lease any real property.

Section 2.23  Interested Party Transactions.  Except as disclosed on Schedule 2.23 and in Commission filings, no officer, director or shareholder of TYCV or any affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such person or entity, has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by TYCV, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish TYCV any goods or services; or (b) a beneficial interest in any contract or agreement to which TYCV is a party or by which it may be bound or affected.

Section 2.24   Intellectual Property. Except as in documents filed with the Commission, TYCV does not own, use or license any intellectual property in its business as presently conducted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HONDO

Hondo represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to Hondo, are true and complete as of the date hereof.

Section 3.1  Incorporation.  Hondo is a company duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Hondo’s Articles of Incorporation or bylaws.  Hondo has taken all actions required by law, its Articles of Incorporation or bylaws, or otherwise to authorize the execution and delivery of this Agreement.  Hondo has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2  Authorized Shares.  Hondo is authorized 100,000,000 shares of Common stock, $0.001 par value, of which 22,103,000 shares are issued and outstanding. The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 3.3  Authorized Warrants. The Company has issued four classes of Warrants known as “A,” “B,” “C” and “D.”  The Class “A” and “B” Warrants have all expired.  A total of 2,000,000 Class “C” Warrants have been issued.  The Class “C” Warrants can be exercised at $0.75 a share and expire on June 15, 2012.  A total of 1,000,000 Class “D” Warrants have been issued.  The Class “D” Warrants can be exercised at $1.00 a share and expire on June 15, 2012.

Section 3.4  Subsidiaries and Predecessor Corporations.   Hondo does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation, except 95,000 common shares out of 468,500 of Advance Natural Technology Services, Inc., a Texas corporation.

Section 3.5  Financial Statements. Hondo has kept all books and records since inception and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Hondo.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Hondo had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Hondo, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

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To the best of its knowledge, Hondo has duly and punctually paid all Governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Hondo has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

The books and records, financial and otherwise, of Hondo are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of Hondo’s assets are reflected on its financial statements, and Hondo has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which are not reflected on its financial statements.

Section 3.6  Information. The information concerning Hondo set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.7  Absence of Certain Changes or Events. Since December 31, 2010, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Hondo; and (b) Hondo has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting, (iii) entered into any other material transaction other than sales in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

Section 3.8  Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Hondo after reasonable investigation, threatened by or against  Hondo or affecting Hondo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Hondo does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances

Section 3.9  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Hondo is a party or to which any of its assets, properties or operations are subject.

Section 3.10  Compliance With Laws and Regulations. To the best of its knowledge, Hondo has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Hondo or except to the extent that noncompliance would not result in the occurrence of any material liability for Hondo.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 3.11  Approval of Agreement. The Board of Directors of Hondo has authorized the execution and delivery of this Agreement by Hondo and has approved this Agreement and the transactions contemplated hereby.

Section 3.12 Valid Obligation. This Agreement and all agreements and other documents executed by Hondo in connection herewith constitute the valid and binding obligation of Hondo, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF HONDO SHAREHOLDERS

Each of the Hondo Shareholders hereby individually represents and warrants to TYCV:

Section 4.1 Authority. Such Hondo Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such Hondo Shareholder is a party, to consummate the transactions contemplated by this Agreement to which such Hondo Shareholder is a party, and to perform such Hondo Shareholder’s  obligations under this Agreement to which such Hondo Shareholders a party. This Agreement has been duly and validly authorized and approved, executed and delivered by such Hondo Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than the Hondo Shareholders, this Agreement is duly authorized, executed and delivered by such Hondo Shareholder and constitutes the legal, valid and binding obligation of such Hondo Shareholder, enforceable against such Hondo Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

Section 4.2  Acknowledgment. such Hondo Shareholder understands and agrees that the TYCV Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the TYCV Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder or Regulation S for offers and sales of securities outside the U.S.

Section 4.3  Stock Legends. Each Hondo Shareholder hereby agrees with TYCV as follows:

A.            Securities Act Legend Accredited Investors. The certificates evidencing the TYCV Shares issued to the Hondo Shareholders will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (3) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED.

B.            Other Legends. The certificates representing such TYCV Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.            Opinion. The Hondo Shareholders shall not transfer any or all of the TYCV Shares pursuant to Rule 144, under the Securities Act, Regulation S or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the TYCV Shares, without first providing TYCV, if required by TYCV, with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the TYCV) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, Regulation S or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

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Section 4.4  Ownership of Shares. Each Hondo Shareholder is both the record and beneficial owner of such number of Hondo Shares as specifically set forth on Schedule I hereto and that they are not the record or beneficial owner of any other shares of Hondo. Each Hondo Shareholder has and shall transfer at the Closing, good and marketable title to those Hondo Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF HONDO AND THE HONDO SHAREHOLDERS

The obligations of Hondo and the Hondo Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Hondo and the Hondo Shareholders at their sole discretion:

Section 5.1  Representations and Warranties of TYCV. All representations and warranties made by TYCV in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 5.2  Agreements and Covenants. TYCV shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TYCV shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5  Other Closing Documents. Hondo shall have received such certificates, instruments and documents in confirmation of the representations and warranties of TYCV, TYCV’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as the Hondo Shareholders and/or their respective counsel may reasonably request.

Section 5.6  Documents. TYCV must have caused the following documents to be delivered to Hondo and the Hondo Shareholder:

A.            share certificates evidencing the TYCV Shares registered in the name of the Hondo Shareholders;

B.            a Secretary’s Certificate, dated the Closing Date, certifying attached copies of (A) the TYCV Charter Documents, (B) the resolutions of the TYCV Board approving this Agreement and the transactions contemplated hereby and thereby; and (C) the incumbency of each authorized officer of TYCV signing this Agreement to which TYCV is a party;

C.            an Officer’s Certificate, dated the Closing Date, certifying as to Sections 5.1, 5.2, 5.3, 5.4, 5.7, and 5.8.

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D.            a Certificate of Good Standing of TYCV, dated as of a date not more than five business days prior to the Closing Date;

E.            this Agreement is duly executed;

F.            the amendment of the Articles of Incorporation to change the name of the corporation to Hondo Minerals, Inc.;

G.            Board Resolution adopting and approving a 5 for 1 forward-split of the issued and outstanding common stock of TYCV; and

I.      such other documents as Hondo may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of TYCV, (B) evidencing the performance of, or compliance by TYCV with any covenant or obligation required to be performed or complied with by TYCV, (C) evidencing the satisfaction of any condition referred to in this Article V, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.7  Cancellation of Shares.  The 17,300,000 shares (post 5 for 1 Forward split) of TYCV Common Stock owned by William R. Miertschin and Richard Hewitt shall be irrevocably cancelled immediately following the issuance of the shares of Common Stock to the Hondo Shareholders.  Evidence of such cancellation shall be delivered to Hondo.

Section 5.8  No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to TYCV.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF TYCV

The obligations of TYCV to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TYCV in its sole discretion:

Section 6.1  Representations and Warranties of Hondo and the Hondo Shareholders. All representations and warranties made by Hondo and the Hondo Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 6.2  Agreements and Covenants. Hondo and the Hondo Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Hondo shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

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Section 6.5  Other Closing Documents. TYCV shall have received such certificates, instruments and documents in confirmation of the representations and warranties of Hondo and the Hondo Shareholders, the performance of Hondo and the Hondo Shareholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as TYCV or its counsel may reasonably request.

Section 6.6  Documents. Hondo and the Hondo Shareholders must deliver to TYCV at the Closing:

A.  share certificates evidencing the number of Hondo Shares, along with executed share transfer forms transferring such Hondo Shares to TYCV;

B.  this Agreement to which the Hondo and the Hondo Shareholders is a party, duly executed;

C.  such other documents as TYCV may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the Hondo and the Hondo Shareholders , (B) evidencing the performance of, or compliance by Hondo and the Hondo Shareholders with, any covenant or obligation required to be performed or complied with by Hondo and the Hondo Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7  No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the Hondo Shares, or any other stock, voting, equity, or ownership interest in, Hondo, or (b) is entitled to all or any portion of the TYCV Shares.

ARTICLE VII

POST-CLOSING AGREEMENTS

Section 7.1  SEC Documents. From and after the Closing Date, in the event the SEC notifies TYCV of its intent to review any Public Report filed prior to the Closing Date or TYCV receives any oral or written comments from the SEC with respect to any Public Report filed prior to the Closing Date, TYCV shall promptly notify the TYCV Controlling Stockholders and the TYCV Controlling Stockholders shall reasonably cooperate with TYCV in responding to any such oral or written comments.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the one-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 8.2  Indemnification.

A.  Indemnification Obligations in favor of the Controlling Stockholders of TYCV. From and after the Closing Date until the expiration of the Survival Period, Hondo shall reimburse and hold harmless the TYCV Controlling Stockholders (each such person and his heirs, executors, administrators, agents, successors and assigns is referred to herein as a “TYCV Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by any TYCV Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any TYCV Indemnified Party, which arises or results from a third-party claim brought against a TYCV Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of Hondo. All claims of TYCV pursuant to this Section 8.2 shall be brought by the TYCV Controlling Stockholders on behalf of TYCV and those Persons who were stockholders of TYCV immediately prior to the Closing Date.  In no event shall any such indemnification payments exceed $100,000 in the aggregate from Hondo.  No claim for indemnification may be brought under this Section 8.2(a) unless all claims for indemnification, in the aggregate, total more than $10,000.

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B.  Indemnification in favor of Hondo and the Hondo Shareholders. From and after the Closing Date until the expiration of the Survival Period, the TYCV Controlling Stockholders will, severally and not jointly, indemnify and hold harmless Hondo, the Hondo Shareholders, and their respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (hereinafter referred to individually as a “Hondo Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, “Damages”) arising out of any (i) any breach of representation or warranty made by TYCV or the TYCV Controlling Stockholders in this Agreement, and in any certificate delivered by TYCV or the TYCV Controlling Stockholders pursuant to this Agreement, (ii) any breach by TYCV or the TYCV Controlling Stockholders of any covenant, obligation or other agreement made by TYCV or the TYCV Controlling Stockholders in this Agreement, and (iii) a third-party claim based on any acts or omissions by TYCV or the TYCV Controlling Stockholders. In no event shall any such indemnification payments exceed $100,000 in the aggregate from all TYCV Controlling Stockholders.  No claim for indemnification may be brought under this Section 8.2(b) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to Hondo or the Hondo Shareholders, to:
Hondo Minerals, Inc.
300 Trophy Club Drive, Suite 700
Trophy Club, TX 76262
Attn: William R. Miertschin, President

With a copy to (which copy shall not constitute notice):

If to TYCV or the TYCV Controlling Stockholders, to:
300 Trophy Club Drive, Suite 700
Trophy Club, TX 76262
Attn: William R. Miertschin, President

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With a copy to (which copy shall not constitute notice):
Carrillo, Huettel & Zouvas, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Attn: Luke C. Zouvas, Esq.

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.4.

Section 9.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 9.9  Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of California, and/or the United States District Court for the Southern District of California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.4.

Section 9.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.11  Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 9.12  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TYCORE VENTURES, INC.

/s/ William R. Miertschin
Name: Wiiliam R. Miertschin
Title: President

HONDO MINERALS, INC.

/s/ William R. Miertschin
Name: William R. Miertschin
Title: President

TYCORE VENTURES, INC. CONTROLLING STOCKHOLDER

/s/ William R. Miertschin
Name: William R. Miertschin

[SIGNATURE PAGE CONTINUES ON NEXT PAGE]

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HONDO SHAREHOLDERS

           PERCENTAGE
                                                         HELD

/s/ William R. Miertschin                                          26.23%
William R. Miertschin

/s/ David Halperin_____                                           24.48%
David Halperin 24.48%

/s/ Richard M. Hewitt                                                9.67%
Richard M. Hewitt 9.67%

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SCHEDULE I
HONDO SHAREHOLDERS

Name	Address	Hondo Shares Held	TYCV Shares To Be Issued
William R. Miertschin	300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	5,797,001	5, 797,001
David Halperin	18 Dawn Drive Westport, CT 06880	5,410,000	5,410,000
Richard M. Hewitt	300 Trophy Club Drive, Suite 700 Trophy Club, TX 76262	2,137,844	2,137,844

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SCHEDULE II
HONDO WARRANTHOLDER

Name	Address	Hondo Warrant Held	TYCV Warrant To Be Issued
Gran Central Silver Mines Inc.		1,000,000 Shares @ $1.00 expiring June 15, 2012	1,000,000 Shares @ $1.00 expiring June 15, 2012
Gran Central Silver Mines Inc.		2,000,000 @ $0.75 expiring June 15, 2012	2,000,000 @ $0.75 expiring June 15, 2012

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